Exhibit 99.1

DXC Technology Announces Incremental $2.0 Billion Share Repurchase Authorization

NEWS RELEASE – November 8, 2018

TYSONS, Va., November 8, 2018 — DXC Technology (NYSE: DXC) today announced that its board of directors has approved an incremental $2.0 billion share repurchase authorization. As of October 31, 2018, the Company had $1.3 billion remaining under its previous repurchase authorization. Combined with today’s authorization, DXC has a current buyback authorization of $3.3 billion.

About DXC Technology

DXC Technology is the world's leading independent, end-to-end IT services company, serving nearly 6,000 private and public-sector clients from a diverse array of industries across 70 countries. The company's technology independence, global talent and extensive partner network delivers transformative digital offerings and solutions that help clients harness the power of innovation to thrive on change. DXC Technology is recognized among the best corporate citizens globally. For more information, visit www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and DXC's Form 10-Q for the quarterly period ended June 30, 2018 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-Q for the quarter ended September 30, 2018. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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Contact:
Rich Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

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